                                                                    EXHIBIT 99.7

         INSTRUCTIONS BY BENEFICIAL OWNERS TO BROKERS OR OTHER NOMINEES (ACCOMPANYING LETTER FROM BROKERS OR OTHER NOMINEES TO BENEFICIAL OWNERS)

   The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of additional shares of Common Stock (the "Shares') of Aviation Sales Company ("Aviation Sales").

   This will instruct you whether to exercise Rights to purchase the Shares distributed with respect to Aviation Sales' Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related "Instructions as to Use of Aviation Sales Company Subscription Certificates."

   Box 1. [_] Please do not exercise Rights for Shares.

   Box 2. [_] Please exercise Rights for Shares as set forth below:

                           Number of Shares to be
                               Subscribed For         Price        Payment
   Basic Subscription
    Right*                                         X  $     =   $     (Line 1)
   Oversubscription Right                          X  $     =   $     (Line 2)

  TOTAL PAYMENT REQUIRED = $     (SUM OF LINES 1 AND 2; MUST EQUAL TOTAL OF
  AMOUNTS IN BOXES 3 AND 4 BELOW)

   * YOU MAY PURCHASE ONE (1) SHARE FOR EACH WHOLE RIGHT YOU HOLD.

   Box 3. [_] Payment in the following amount is enclosed: $

   Box 4. [_] Please deduct payment from the following account maintained by you as follows:

   Type of Account: ____________________________________________________________

   Account No.: ________________________________________________________________

   Amount to be deducted: $ ____________________________________________________

   Date: _______________________________________________________________________

   Signature(s) ________________________________________________________________

                       Please type or print name(s) below

------------------------------------------------------

------------------------------------------------------